EXHIBIT 10.19

                    NORTHWEST BUSINESS CENTER

                          (BUILDING #7)

                       AGREEMENT OF LEASE

                             BETWEEN

                  NATIONAL INSTRUMENT COMPANY

                               AND

              UNIVERSAL SECURITY INSTRUMENTS, INC.

                        TABLE OF CONTENTS


Section

Section 1.  Certain Defined Words or Phrases

Section 2.  The Premises

Section 3.  Term

Section 4.  Construction of Premises

Section 5.  Rental

   5.1.     Basic Rent

   5.2      Deposit

   5.3      Real Estate Taxes

   5.4.     Common Area Expense

   5.5.     Insurance

   5.6.     Additional Rent

Section 6.  Permitted Use

Section 7.  Common Areas

Section 8.  Assignment and Subletting

Section 9.  Repairs

Section 10. Utilities

Section 11. Compliance with Rules, Ordinances, etc.

Section 12. Tenant's Alterations

Section 13. Insurance

Section 14. Changes to Center

Section 15. Fire or Other Casualty

Section 16. Signs

Section 17. Eminent Domain

Section 18. Trade Fixtures

Section 19. Right of Entry

Section 20. Surrender

Section 21. Curing the Tenant's Default

Section 22. Responsibility of the Tenant

Section 23. Subordination and Attornment

Section 24. Defaults by the Tenant

Section 25. Notices

Section 26. Tenant's Certificate

Section 27. Quite Enjoyment

Section 28. The Landlord

Section 29. The Tenant

Section 30. Entire Agreement

Section 31. Waiver of Jury Trial

Section 32. Brokers

                            Exhibits

EXHIBIT D.  Option to Extend Lease Term

                    NORTHWEST BUSINESS CENTER

                       AGREEMENT OF LEASE


     THIS AGREEMENT OF LEASE ("this Lease&WP1-9;), made this 21st day of October, 1999, between National Instrument Company, Inc.
(herein "Landlord"), and Universal Security Instruments, Inc.
(herein "Tenant"),

     WITNESSETH, THAT FOR AND IN CONSIDERATION of the rents, and of the mutual covenants and agreements of the parties hereto, as are hereinafter set forth, Landlord and Tenant do hereby agree as follows:

     SECTION 1. Certain Defined Words and Phrases. As used herein, the words or phrases:

     1.1. "Basic Rent" means the annual sum set forth in Section
5.1, payable in the equal consecutive monthly installments provided in that subsection.

     1.2. "Buildings" means the warehouse and office buildings of the Center, shown on Exhibit A, containing collectively the agreed upon rentable area of 126,010 square feet and "Building" means the warehouse and office building identified as Building 7, containing the agreed upon rentable area of 45,000 square feet, in which the Premises are located.

     1.3. "Center" means that certain office/warehouse development located in the Owings Mills Industrial Park, commonly known as Northwest Business Center, Owings Mills, Maryland 21117, which Center is shown on Exhibit A.

     1.4. "Date of this Lease" means the date on which the last party to sign this Lease (or any Guaranty thereof) shall have executed and delivered the Lease to the other party hereto.

     1.5. "Deposit" means the sum of Four Thousand Three Hundred
Five and 00/100 Dollars ($4,305.00), of which shall constitute payment by Tenant of the Security Deposit which shall be applied as provided in Section 5.2.

     1.6. "Permitted Use" means the offices and warehouse.

     1.7. "Premises" means that portion of the Building in the Center leased by Tenant from Landlord and shown cross-hatched on Exhibit A, containing the agreed upon equivalent of 9,000 square feet of rentable area.

     1.8. "Tenant Notice Address" means:

          Northwest Business Center
          7-A Gwynns Mill Court
          Owings Mills, MD 21117

     1.9. Tenant's "Proportionate Share" means the rentable area of the Premises divided by the rentable area of the Buildings equal to seven and two-tenths percent (7.20%). The base year for Landlord's insurance costs pursuant to Section 5.5 below shall be the calendar year which commences on January 1, 2000.

     1.10. "Term" means (i) a period of three (3) years plus the fractional part of a month commencing on the agreed upon date of __________________________________ or if no date is herein set forth, then on the date established pursuant to Section 3 hereof ("the Occupancy Term"), plus (ii) a period equal to the number of days between the Date of this Lease and the first day of the Occupancy Term ("the Pre-Occupancy Term").

     SECTION 2. The Premises, The Landlord hereby leases to the
Tenant and Tenant rents from the Landlord the Premises, located in the Building within the Center.

     SECTION 3. Term. The Pre-Occupancy Term of this Lease shall commence on the Date of this Lease. The Occupancy Term of this Lease shall commence upon the date specified in Section 1.10 hereof, but if no date is specified therein, then upon that date which is forty-five (45) days after Landlord shall have delivered possession of the Premises to Tenant; and terminating (unless sooner terminated pursuant to the provisions of this Lease) on the last day of the last calendar month of the Term. Promptly upon the commencement of the Occupancy Term, the parties hereto shall enter into a supplementary agreement, setting forth the dates of commencement and termination of the Occupancy Term. "Substantial completion" as used herein shall mean that the Premises have been completed except for so-called punch list items and are ready for Tenant to commence the installation of its trade fixtures, equipment and inventory and so certified to by the Landlord or his representative.

     SECTION 4. Construction of Premises.

     4.1. Tenant shall, at its sole cost, prepare the Premises for its use and occupancy by doing all work ("Tenant's
Improvements") required of Tenant in the approved Plan (Exhibit
B-1-1) and Specifications (as hereinafter defined), set forth in Exhibit B-2. Tenant shall, within five (5) days from the Date of this Lease, and prior to the commencement of the construction of Tenant's Improvements by Tenant or a contractor hired by Tenant, submit to Landlord three (3) complete sets of Plans and Specifications of Tenants Improvements ("the Plans and Specifications") for any work other than that described on Exhibit B-1-1. One such set shall be returned to Tenant after review by Landlord with approval thereof by Landlord, or with such modification as Landlord may require. Upon approval of the Plans and Specifications by Landlord, pursuant to any required modifications, Tenant shall promptly complete its work in the Premises in accordance therewith and in accordance with the terms of this Lease. In the event Tenant shall fail to complete minimum
Tenant Improvements as stated on Exhibit B-l at a cost not less than Twenty-Seven Thousand Four Hundred Nine and 00/100 Dollars
($27,409.00) in accordance with the Plans and Specifications on or before ninety (90) days from the start date of the term, Landlord shall have the right, at its sole option, but at the sole cost and expense of Tenant, to complete the same and Tenant agrees to reimburse the entire expense incurred by Landlord within five (5) days after written demand therefore as Additional
Rent hereunder.

     4.2. Anything herein to the contrary notwithstanding, if for any reason the Occupancy Term of this Lease shall not have commenced within one (1) year from the Date of this Lease, either party shall have the right and option to terminate this Lease by written notice to the other, whereupon, effective with the giving of said notice, this Lease shall be canceled and neither party shall have any liability arising hereunder, except that Landlord shall return any sum deposited by Tenant pursuant to Section 1.5 hereof and Tenant shall promptly reimburse Landlord for all costs expended by Landlord in constructing or preparing the Premises to the specifications of the Tenant, as set forth on Exhibit B.

     4.3. By its entry into this Lease, the Tenant represents and acknowledges to the Landlord that the Tenant has satisfied itself as to the use which it is permitted to make of the Premises and has inspected the Premises, and the streets, sidewalks, curbs, utilities and access ways contiguous to or adjoining the same, that the same are in all ways acceptable to the Tenant for use by the Tenant pursuant to this Lease, in the condition or state in which they are found as of the date Tenant begins Tenant's Improvements, and that the Landlord has made no expressed or implied warranty, representation or covenant to or with the Tenant with respect to the same, other than as may be set forth expressly herein. By beginning the Tenant's Improvements, Tenant shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that the obligations of the Landlord imposed for the delivery of the Premises have been fully performed. Landlord agrees to assign for the benefit of Tenant such warranties as may be available from Landlord's contractors with respect to Landlord's Improvements.

     SECTION 5. Rental. Tenant covenants and agrees to pay to Landlord during the Term, as rental for the Premises, the following:

     5.1. Basic Rent for the Pre-Occupancy Term shall be Ten Dollars ($10.00) plus any Additional Rent due hereunder. During the Occupancy Term, Tenant shall pay Basic Rent as set forth below, in equal monthly installments, in advance on the first
(1st) day of each full calendar month during the Occupancy Term, without any deduction or setoff whatsoever, and without demand.

     Lease Year     Annual Basic Rent     Monthly Installment
      Year 1           $51,660.00              $4,305.00
      Year 2           $53,209.80              $4,434.15
      Year 3           $54,806.09              $4,567.17

Notwithstanding the provisions of Section 24.1, if the Tenant fails to pay the rental more than five days after the date when such is due more than twice in any twelve (12) month period, thereafter a late fee of five percent (5%) of the rental then due may be assessed at the option of the Landlord. The first monthly payment during the Occupancy Term shall include any prorated Basic Rent for the period from the first day of the Occupancy Term to the first day of the first full calendar month of the Occupancy Term.

     5.2. Deposit. Landlord hereby acknowledges receipt from Tenant of the Deposit. In no instance shall the amount of such Deposit be considered a measure of liquidated damages. Until the first day of the first full month of the Occupancy Term, all or any part of the Deposit may be applied by Landlord in total or partial satisfaction of any default by Tenant. After the first day of the first full month of the Occupancy Term, all or any part of the Deposit remaining after application of the Prepaid First Month's Rent, may be applied by Landlord in total or partial satisfaction of any default by Tenant. The application of all or any part of the Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Deposit is applied to an obligation of Tenant hereunder, Landlord shall have the right to call upon Tenant to restore the Deposit to its original amount by giving notice to Tenant and Tenant shall immediately restore the Deposit by payment thereof to Landlord. It is understood and agreed that should Landlord convey its interest under this Lease, the Deposit may be turned over by Landlord to Landlord's grantee or transferee, and upon any such delivery of the Deposit, Tenant hereby releases the party named herein as Landlord of any and all liability with respect to the Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to subsequent grantees and transferees. Landlord will return the balance of the Deposit not previously applied as provided herein (and exclusive of the Prepaid First Month's Rent), within thirty
(30) days after expiration of the Term. No interest will be paid to Tenant on the Deposit throughout the Lease Term.

     5.3. Real Estate Taxes. Landlord shall pay all Taxes levied upon or assessed against the land and improvements comprising the Center, and the appurtenances thereto, during the Term of this Lease. In the event that said Taxes payable by Landlord shall be increased in any tax year during the Term of this Lease over the amount of such Taxes due and payable for the tax year in which the Term of this Lease shall commence, Tenant shall pay to Landlord, as Additional Rent, its Proportionate Share of such tax increase. The term "Taxes" shall be defined as (1) all real estate and other ad valorem taxes, including, without limitation, general and special assessments (including paving assessments), real estate rental, receipt or gross receipt tax or any other tax on Landlord (excluding Landlord's income taxes), now or hereafter imposed by any federal, state or local taxing authority, whether as a substitution for or in addition to the present method of real property taxation currently in use, and (2) any metropolitan district water and sewer charges and other governmental charges which customarily are part of the real estate tax bill issued by governmental authorities charged with said responsibility.

     Taxes shall be adjusted on a proportionate basis for any period which shall be less than a Tax Year. The term "Tax Year" shall mean the year so established by the governmental authority charged with said responsibility. If requested by Tenant, Landlord agrees to provide Tenant with a copy of the tax bill and the calculation of Tenant's share thereof within a reasonable period of time after the Landlord's receipt thereof. Tenant agrees to pay its Proportionate Share of taxes in the manner set forth in Section 5.6 hereof.

     5.4. Common Area Expense. In each lease year, Tenant will pay to Landlord, as Additional Rent, its Proportionate Share of Common Area Expense, at the time and in the manner provided in
Section 5.6 hereof. The term "Common Area Expense" shall mean the total costs and expenses of every kind and nature incurred in connection with the management, operation, maintenance, repair and redecorating of the Building and the common areas used in connection therewith, including costs and expenses incurred by Landlord in landscaping, storm drainage and other utility systems, fire protection and security services, if any, lighting, parking lot striping, sanitary control, lawn maintenance, removal of snow and trash, exterior painting, security lighting, depreciation on or rental of equipment used in such maintenance, the cost of personnel, if any, to implement such services and fifteen percent (15%) of all of the foregoing costs included in Common Area Expense to cover Landlord's administrative and overhead costs. Said expenses will include operation of the areas and services described in Articles 7 and 10 hereof, but excluding capital expenditures, depreciation, debt service on any mortgages, leasing commissions, and costs incurred for a specific tenant.

     5.5. Insurance. The Landlord shall maintain throughout the Term, all risk or fire and extended coverage insurance on the Buildings, including Landlord's Improvements. The Tenant shall pay to the Landlord, as additional rent hereunder, upon demand, the amount, if any, by which Landlord's premium shall be increased by reason of Tenant's occupancy of the Premises. The Tenant shall also pay to Landlord, as Additional Rent hereunder, upon demand, the Tenant's Proportionate Share of any increase in the cost of insuring the Buildings over the cost of such insurance for the calendar year commencing January 1, 2000.

     5.6. Additional Rent. Tenant's Proportionate Share of the expenses described in Sections 5.3, 5.4 and 5.5 hereof, together with any other charges, costs or expenses due and payable by Tenant as set forth in this Lease, shall be deemed "Additional Rent" and shall be paid within ten (10) days after written request therefor by the Landlord.

     SECTION 6. Permitted Use and Continued Occupancy.

     The Premises shall be used and occupied for the Permitted
Use and for no other use or purpose without Landlord&WP1-9;s prior written consent.

     SECTION 7. Common Areas. During the Term of this Lease, Tenant shall be entitled to the nonexclusive use, free of charge, but in common with others, of the driveways, walkways, and parking areas presently existing or to be constructed in connection with the Buildings, provided that such use shall be subject to such reasonable rules and regulations as Landlord may from time to time prescribe; and provided further that Landlord shall at all times have full and exclusive control, management and direction of said driveways, walkways, and parking areas. Landlord shall further have the right to police them; to restrict parking by Tenants, their officers, agents and employees; to close temporarily all or any portion of the parking areas or facilities as may be required for proper maintenance and/or repair; to discourage non-customer parking; and to do and perform such other acts in and to such areas as, in the use of its business judgment, the Landlord shall determine to be advisable in order to improve or make more convenient the use thereof by all tenants, their officers, agents, employees and customers. Tenant shall be responsible for taking all reasonable measures to ensure that its customers, guests and other invitees comply with the rules and regulations applicable to the common areas and refrain from loitering in, or damaging the, common areas. Landlord may from time to time change the location, layout and arrangement of the parking areas, driveways and walkways and reduce them by erecting thereon buildings or other structures or improvements of any kind including, but not limited to, additions to the Center; provided that the convenience off parking facilities available to Tenant shall not be substantially prejudiced thereby; and provided further that there shall at all times be provided such parking facilities as meet local governmental requirements. Landlord shall provide reasonable illumination for the aforesaid driveways, walkways and parking areas, and will keep them in reasonable repair and reasonably free of litter and snow.

                                -7-
     SECTION 8. Assignment and Subletting. Tenant shall not assign this Lease in whole or in part, nor sublease all or any part of the Premises, nor permit other persons to occupy said
Premises or any part thereof, nor grant any license or concession for all or any part of said Premises, nor allow any transfer of an ownership interest in Tenant by sale, assignment, bequest, inheritance, operation of law or otherwise that results in a change of voting control of, or majority interest in, Tenant without the prior written consent of Landlord in each instance.
An assignment for the benefit of Tenant&WP1-9;s creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant&WP1-9;s interest under this Lease unless Landlord shall have first consented thereto in writing. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting and shall not relieve Tenant of liability hereunder. Tenant shall be responsible for all of Landlord's reasonable attorney's fees and other reasonable costs incurred in negotiation and consultation concerning any proposed assignment or subletting, and in the preparation, drafting, review and negotiation of any assignment or subletting documents. Although Landlord may withhold its consent, in its sole discretion, to any proposed assignment or sublease, Landlord's approval of any such proposed assignment or sublease shall be conditioned on use of Landlord's form documents and payment by Tenant on demand of Landlord's reasonable attorney's fees and other reasonable costs. Notwithstanding the above, Landlord will not unreasonably withhold its consent provided (x) such assignee is credit worthy, (y) Tenant is not then in default of any obligations at the date of request or at the effective date of assignment and (z) the use of the Tenant will not be obnoxious, offensive or interfere with the use and enjoyment of the Premises within the Center by other tenants or the Landlord.

     SECTION 9. Repairs

     9.1. Landlord shall keep and maintain the roof, subfloors, structural and exterior portions of the Premises (exclusive of doors, windows, and glass) in repair, provided that Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by Tenant, its agents, contractors, or employees, in which event Tenant shall be responsible therefor and shall promptly make repairs thereto. Except as expressly set forth in this subsection, Landlord shall be under no liability for repair or maintenance of the Premises, or any part thereof; nor shall Landlord be under any liability to repair or maintain any electrical, plumbing or other mechanical installation. Notwithstanding the above, Tenant shall be obligated to also notify Landlord of any inherently dangerous condition existing in the Premises as of the Occupancy Term of which Tenant becomes aware.

     9.2. Tenant shall provide and maintain its own janitorial services for the interior of the Premises, and shall otherwise keep the interior of the Premises, together with all electrical plumbing, and other mechanical installations and equipment used by or in connection with the Premises, in good order, replacement and repair (and any necessary replacement and repair shall be of equal or better quality as originally delivered to Tenant or shall be as specified by Landlord), except as provided in paragraph 9.4 below, and promptly replace any plate glass which may be broken or damaged with glass of like kind and quality, and surrender the Premises at the expiration of the Term in as good condition as when received except for ordinary wear and tear and damage by fire or other casualty included in the extended coverage endorsement to Landlord's fire insurance policies. To ensure the continued quality of the equipment, all repairs, replacement and service work on such equipment shall be performed by persons authorized by the manufacturer of the particular equipment, unless Tenant obtains the prior written consent of Landlord to employ another repair person. Tenant may, at its option, enter into a maintenance, repair and service contract which Landlord will assist Tenant in obtaining.

     Tenant will not overload the electrical wiring and will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will make such installation at its own cost and expense. Tenant will repair promptly, at its own expense, any damage to the Premises caused by bringing into the Premises any property for Tenant's use, or by the installation, use or removal of such property, regardless of fault or by whom such damage shall be caused unless caused by the willful misconduct of Landlord, its agents, employees or contractors. Landlord shall not be responsible for any loss by Tenant for water damage due to any cause, including by way of illustration and not of limitation, leaks or bursts of the plumbing, pipes or roof, or damage due to the sprinkler system or other fire protection/extinguishment apparatus.

     9.3. If Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by the preceding subsections within forty-eight (48) hours after receiving written notice from Landlord to make such repairs or perform such obligation, then and in such event Landlord may, at its option, enter the Premises and do and perform the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord, and Tenant agrees to pay promptly upon demand any cost or expense incurred by Landlord in taking such action. It Landlord shall fail to make, or commence to make, any repairs required of the Landlord hereunder within fifteen (15) days after written request therefore by Tenant, Tenant will have the right, by written notice to Landlord within ten (10) days thereafter, which notice shall include a breakdown of the reasonable costs to be incurred by Tenant, to perform the work at the expense of the Landlord. Upon completion thereof, Tenant will provide Landlord with such evidence of the payment of such costs as reasonably requested and Landlord shall reimburse the Tenant for the expense thereof. In the event that Landlord shall fail to do so, Tenant will have no right to offset the same against any sums due Landlord hereunder, but will have the right to bring a separate action against Landlord for the collection of said expenses.

     9.4 Landlord shall obtain a master service policy to maintain, repair and replace all heating, air conditioning and ventilation equipment. Tenant shall reimburse the Landlord upon demand, as Additional Rent hereunder, the actual costs of maintaining, repairing and replacing such heating, air conditioning and ventilation equipment which are directly attributable to the Premises. The replacement of the HVAC unit in the warehouse will be at the Landlord's expense in the event of failure.

     SECTION 10. Tenant shall reimburse Landlord upon demand for Tenant's Proportionate Share of all utility charges not billed directly to Tenant. Tenant shall pay promptly when due the charges for all utility services billed directly to Tenant, including but without limitation, heat, gas, electricity and telephone. If Tenant defaults in the payment of any such charges, Landlord may, at its option, pay them for Tenant's account, in which event Tenant shall promptly reimburse Landlord therefor.

Landlord will provide and maintain the necessary mains and electrical conduits to bring water, gas and electricity to the Premises. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of electricity, water, gas, heat, telephone or air conditioning whether caused by the making of any repairs or improvements in the Buildings or otherwise. The cost of installing separate meters for utilities not billed individually to Tenant shall be at the expense of the Tenant, which installation may be required by Landlord, in its reasonable judgment.

     SECTION 11. Compliance with Rules, Ordinances, etc.

     Tenant shall, throughout the Term, at the Tenant's sole cost and expense, promptly comply with all laws, ordinances, notices, orders, rules, regulations and requirements of or made by any and all federal, state or municipal governments or the appropriate departments, commissions, boards and officers thereof, as well as any and all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions, relating to all or any part of the Premises; provided, however, that the Tenant shall not be required to take any affirmative action in order to comply with the foregoing laws, ordinances and notices with respect to any portion of the Building or Premises maintained by Landlord pursuant to Section 9.1 hereof or which was not in compliance prior to the date of this Lease unless the need for such compliance arises out of the Tenant's use, manner of use or occupancy of, or installations within or upon, the Premises or such portion of the Building. The Tenant shall likewise observe and comply with the requirements imposed by any and all policies of public liability, fire and other insurance at any time in force with respect to the Premises or with respect to the Building, any other improvements upon the Premises, and/or equipment therein. Tenant shall comply with Landlord's rules and regulations attached hereto as Exhibit C, as amended, modified or supplemented by Landlord from time to time.

      SECTION 12. Tenant's Alterations. Tenant shall not make any alterations, additions or improvements to the Building or to the Premises, or any part thereof, or affix any object to the exterior, roof or structure of the Building, without Landlord's prior consent in each instance, and in the event Landlord so consents, any alteration, addition, or improvement shall be of such good quality as if the alteration, addition, or improvement was made as part of the original Premises, or shall be as specified by Landlord in Landlord's sole discretion; provided, however, that Tenant may make minor interior changes to the Premises which do not impair the structural strength of the Building or, in Landlord's sole opinion, do not reduce the value of the Building or Premises. Any alterations, additions or improvements made by Tenant shall (i) be in accordance with the specifications set forth in Exhibit B-2 and (ii) immediately become the property of Landlord and shall remain upon the Premises or Landlord, at its election, may require Tenant to remove same and restore the Premises to their original condition, in which event Tenant shall comply with such requirement prior to the expiration or other termination of this Lease provided, however, that Landlord agrees that the Tenant Improvements shown herein to be undertaken by Tenant at the commencement of this Lease shall remain on the Premises and shall not be removed by Tenant. Notwithstanding that any alterations by Tenant to the Premises or Tenant's Improvements are, upon installation on the Premises, property of Landlord, Tenant shall have an insurable interest therein so that Tenant shall have the right to insure such alterations and Tenant's Improvements against fire or other casualty. Tenant shall not cut or drill into or secure any fixtures, apparatus or equipment of any kind in or to any part of the Premises without first obtaining Landlord's written consent. Nothing herein shall be deemed to be a consent by Landlord to the filing of any lien upon the Premises or the Building due to Tenant's work and Tenant shall cause to be removed within ten
(10) days after notice thereof any lien, including any mechanic's lien asserted against work performed upon the Premises, and, upon the failure of Tenant to do so, Landlord may, at its option, bond, discharge or otherwise remove such lien, and hold Tenant responsible for all costs and expenses in connection therewith, including reasonable attorneys'; fees. Tenant shall indemnify, hold harmless, and at Landlord's option, defend against any injury of, loss by, claim from, or damage to, Tenant, any employee of Tenant or any other person resulting from or arising out of, or in connection of any alteration by Tenant, or any Tenant's Improvements to the Premises. This indemnification shall be in addition to and not in limitation of the provisions of
Section 22 of this Lease.

     SECTION 13. Insurance.

     13.1. Tenant, at the Tenant's sole cost and expense, shall maintain and keep in effect throughout the Term, insurance against loss or liability in connection with bodily injury or death or property damage or destruction in or upon the Premises, or arising out of the use of any portion of the Center by the Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of general public liability insurance having such limits as to each as may be reasonably required by the Landlord from time to time, but in any event of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) general aggregate. The Tenant specifically agrees to maintain, at its expense, extended coverage, vandalism, malicious mischief and sprinkler leakage insurance on all of the Tenant's personal property and any fixtures which remain the property of the Tenant or as to which the Tenant retains the right of removal from the demised premises, or of which Tenant has an insurable interest and the Tenant assumes the risk of all loss and damage, direct or indirect, resulting from said perils and will hold the Landlord harmless from any claims therefor. Tenant further agrees to maintain, at its expense, plate glass insurance coverage on the Premises and to assume the risk of loss or damage to said plate glass. All of the aforesaid insurance policies shall name the Landlord; any other parties in interest: designated by Landlord from time to time, and the Tenant as the insured parties, shall provide that they shall not be cancelable without at least thirty (30) days'; prior written notice to the Landlord; shall be written in such a manner as to provide that the insurer consents to the waiver of recovery set forth in Subsection 13.2 hereof and that this waiver shall not affect the said policy or the right of the insured to recover thereunder; and shall be issued by insurers of recognized responsibility licensed to do business in Maryland and recognized reasonably acceptable to Landlord. At least five (5) days prior to the commencement of the Term, the originals or a signed duplicate copy of such policies or a binder of insurance pending issuance of such policies shall be delivered by the Tenant to the Landlord and at least thirty (30) days before any such policy shall expire the Tenant shall deliver the original or a signed duplicate copy of a replacement policy or a binder of insurance pending issuance of such policies to the Landlord.

     13.2. Notwithstanding any other provision of this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

     SECTION 14. Changes to Center. Landlord shall have the exclusive right to use all or any part of the roof and rear and side walls of the Premises for any purpose; to erect additional or other structures over all or any part of the Premises, the common area or the Center; to change or revise the layout of improvements within the Center, or relocate or remove same; to partition same; and to erect and maintain in connection with the construction thereof, temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the interior of the Premises shall not be unreasonably denied, that there shall be no encroachment upon the interior of the Premises, and that Tenant and its customers use and enjoyment of the Premises shall not be unreasonably denied.

     SECTION 15. Fire or Other Casualty.

     15.1. If the Premises are damaged by fire, the elements, unavoidable accident or other casualty, Landlord shall promptly, at its expense, repair the damage and, if the Premises are not thereby rendered untenantable in whole or in part in Landlord's reasonable discretion, rent shall not abate. If the Premises are rendered untenantable only in part, as reasonably determined by Landlord and such casualty was not caused by Tenant's negligence or willful misconduct, rent shall abate during such period proportionately as to the portion of the Premises rendered untenantable. If the entire Premises are untenantable as reasonably determined by Landlord and such casualty was not caused by Tenant's negligence or willful misconduct, rent shall abate entirely during the period of untenantability.

     15.2. In no event shall Landlord be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture, or property removable by Tenant under the provisions of this Lease, any alterations by Tenant to the Premises or Tenant's Improvements.

     15.3. If the Premises are (1) rendered wholly untenantable, or (2) damaged as a result of any cause which is not covered under standard fire and extended coverage insurance or (3) substantially damaged during the last two years of the Term or
(4) if the Building of which the Premises are a part, but not the Premises, is damaged to the extent that in Landlord's judgment reasonably exercised, it is necessary to demolish the Building and the Premises, then in any of such events, Landlord may terminate this Lease by giving to Tenant notice within ninety
(90) days after the occurrence of such event. Basic Rent and Additional Rent and other charges shall be adjusted as of the date of such cancellation.

     SECTION 16. The Tenant shall not erect or maintain any exterior sign or any signs within the Premises visible from the outside anywhere upon the Center or Premises without first obtaining the Landlord's prior written consent, which consent may be withheld in the sole discretion of Landlord. If the sign is approved by Landlord, the size, design, location, type of composition and material of the sign must also be approved by Landlord. Any such sign shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the entire cost thereof shall be borne by Tenant. The Tenant shall maintain any such sign or signs in good condition and repair at all times, and pay any taxes imposed thereon. Landlord has erected or will erect, in addition to any other sign erected by Landlord in its sole discretion, (i) a sign at the entrance to the Center identifying the tenants in the Building and their location and
(ii) a sign in the entrance to the Premises identifying Tenant's occupancy of the Premises and (iii) a sign at the loading area of Tenant's space identifying the address of the Premises. Upon delivery of possession of the Premised to Tenant, Tenant will pay to Landlord the sum of Three Hundred Dollars ($300.00) as Tenant's contribution to the cost of signs for the Building.

     SECTION 17. Eminent Domain. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. The Landlord shall make such repairs and alterations as may be necessary to restore the part not taken to useful condition, to the extent of condemnation proceeds available therefor, and the Basic Rent shall be reduced proportionately as to the portion of the Premises so taken. If the amount of the

Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 6, either party may terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Tenant, and not Landlord, shall be entitled to any portion of the award which does not serve to reduce Landlord's award and is made directly to Tenant in reimbursement for Tenant's cost of removal of its stock, trade fixtures, moving and relocation costs.

     SECTION 18. Trade Fixtures. All trade fixtures installed by Tenant in the Premises other than improvements made by Tenant to the Premises, shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the Term of this Lease or other termination thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease; otherwise such fixtures shall not be removable and Landlord shall have a lien thereon (notwithstanding ownership thereof by a party other than Tenant) to secure itself against loss and damage resulting from such default. Tenant further agrees to restore the Premises to their original condition, reasonable wear and tear excepted.

     SECTION 19. Right of Entry. Landlord and its representatives shall have the right at all reasonable times to enter the Premises for the purposes of (a) inspecting same; (b) making any repairs thereto or otherwise performing any work therein as herein provided; and (c) to exhibit same for purposes of sale, lease or financing; and Landlord shall not be liable in any manner for any entry into the Premises for the above purposes other than when same results from its gross negligence.

     SECTION 20. Promptly upon the expiration or earlier termination of the Term, the Tenant shall yield up, broom clean, and in the game condition, order and repair in which they are required to be kept throughout the period of this Lease, the Premises and any and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises. Tenant, subject to the other provisions of this Lease, shall remove therefrom the Tenant's signs, goods and effects and any machinery, fixtures and equipment used in the conduct of Tenant's trade or business and not servicing the Premises or the Building, and shall repair any damage caused by the installation or the removal thereof. Unless sooner terminated pursuant to the provisions hereof, this Lease shall expire absolutely upon the expiration of the Term without the necessity of any notice or other action from or by either party hereto. Tenant further agrees that during the six (6) month period preceding the expiration date of the Term, Landlord may place upon the Premises a FOR RENT or FOR SALE sign.

     SECTION 21. Curing the Tenant's Defaults. If Tenant should default in the performance of any of its obligations hereunder, including but not limited to the payment of Basic Rent or Additional Rent, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights Landlord may have in law or equity, and after written notice to Tenant except in the case of emergency, to cure such default. Tenant shall reimburse Landlord for any sums paid or costs incurred by Landlord, including reasonable attorney's fees and costs of collection, in curing such default, and/or in enforcing Landlord's rights under this Lease, because of a default by Tenant or otherwise, plus interest thereon at the lesser of the highest rate permitted by law or eighteen percent (18%) per annum, which sums, costs and interest shall be deemed to be additional rent hereunder and shall be payable by the Tenant upon demand by the Landlord.

     SECTION 22. Responsibility of the Tenant. The Tenant shall be responsible for, and shall relieve and hereby relieves the Landlord from and agrees to indemnify, hold harmless, and at Landlord's option, defend the Landlord against, any and all liability by reason of any injury or damage to the Tenant, any employee of Tenant, or to any other person or property upon the Premises (or in the common areas in connection with the Tenant's use and enjoyment thereof), caused by any fire, breakage, leakage, collapse, inherently dangerous condition or other event upon the Premises or any other portion of the Center, whether or not such event results from a condition which shall have existed prior to the execution of this Lease and whether or not such event results in the termination of this Lease by reason of damage to or destruction of the Center or the Premises, unless such fire, breakage, leakage, collapse or other event, injury or damage be caused by or shall result from the gross negligence or intentionally tortuous act or omission of the Landlord or its agents, officers, invitees, visitors or guests. Notwithstanding the above, and notwithstanding Tenant's maintenance responsibilities set forth in this Lease, Tenant shall have a duty to notify Landlord immediately of any inherently dangerous conditions in the Premises or Common Areas of which Tenant becomes aware. The agreements set forth in this Section 22 shall survive the termination of this Lease for any reason whatsoever.

     SECTION 23. Subordination and Attornment. This Lease shall be subject and subordinate at all times to the lien of any underlying ground leases, mortgages or deeds of trust now or hereafter placed by the Landlord upon the Center and to any and all advances to be made thereunder. This clause shall be self-operative, and no further instrument or act. on the part of the Tenant shall be required to effectuate such subordination. In confirmation thereof, Tenant shall execute such further assurances as may be required. Any mortgagee, or trustee under any deed of trust, may elect that this Lease shall have priority over its mortgage or deed of trust, and upon notification of such election by such mortgagee or trustee to Tenant, this Lease shall be deemed to have priority over such mortgage or deed of trust whether this Lease is dated prior to or subsequent to the date of such mortgage or deed of trust. If any foreclosure proceedings are brought which affect the Building or the Center, or if the power of sale under a mortgage or deed of trust is exercised, then Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant hereby appoints Landlord to be the attorney-in-fact of Tenant (which appointment is irrevocable and coupled with an interest) to execute and deliver any such instrument or instruments for and on behalf of and in the name of Tenant. Landlord agrees to make all reasonable efforts to obtain nondisturbance from any party requesting subordination or attornment from Tenant.

     SECTION 24. Defaults by the Tenant.

     24.1. If the Tenant should tail to pay the rent or any other charges herein reserved as rent, on the days and time and at the place that the same are made payable hereunder within five days after such due date or if Tenant shall fail to notify Landlord of any change in the control of its partnership interests or corporate stock, or if the Tenant shall in any respect violate any of the other terms, conditions or covenants herein contained and fail to cure the same within fifteen (15) days after written notice thereof from Landlord, the Landlord may, without terminating this Lease, re-enter and repossess the Premises, together with any and all improvements thereon and additions thereto, and/or pursue any remedy permitted by law or equity for the enforcement of the provisions hereof. In the alternative, and at the election of the Landlord, the Landlord may give to the Tenant, at any time default, which remains uncured of the Landlord's election to terminate this Lease on a date to be specified in notice, not less than ten (10) days after the giving thereof; and upon the date specified in said notice, this Lease and the Term shall (except for the continued liability of the Tenant as hereinafter provided) expire and come to an end as fully and completely as if the date specified in said notice were the date definitely fixed in this Lease for the expiration of the Term, and the Tenant shall quit and surrender the Premises, on or before the said date, to the Landlord, without cost or charge to Landlord. No such termination, repossession or re-entry shall release Tenant from liability under this Lease.

     24.2 If the Tenant should become insolvent, bankrupt, or make any assignment for the benefit of creditors, or be levied upon or sold out by any sheriff's, marshall's or constable's sale, or if a receiver for the Tenant shall be appointed, or if a reorganization of the Tenant pursuant to any provision of federal or state bankruptcy law shall occur, whether voluntary, or if involuntary and not stayed within sixty (60) days thereafter, this Lease shall automatically terminate (except for the continued liability of the Tenant as hereinafter provided) as fully and completely as if the date of such event were the date fixed herein for the expiration of the Term and the Tenant shall immediately quit and surrender the Premises to the Landlord, without cost to the Landlord. Upon the filing of a petition by or against the Tenant under the Federal Bankruptcy Code (or any similar statute enacted hereafter), the Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed to represent the bankrupt estate, agree to perform each and every obligation of the Tenant under this Lease, including, but not limited to, the payment of all monetary obligations hereunder, until such time as this Lease is either rejected or assumed by order of a United States Bankruptcy Court, or other federal court having jurisdiction over bankruptcy matters.

     24.3. If the Tenant's possession of the Premises should be terminated as herein provided or by reentry, summary dispossession proceedings or any other method, Tenant shall remain liable for its obligations hereunder and the Landlord may, at the Landlord's option, (i) relet the Premises or any part or parts thereof for the account of the Tenant for the remainder of the Term, as herein originally specified, or (ii) relet the Premises or any part or parts thereof for a period extending beyond the date when this Lease would have expired but for such prior expiration on default or for such re-entry and termination, and deem that portion of the period within the Term, as herein originally specified, on such terms and conditions as are commercially reasonable including allowances of free rent periods or reduced rent. In such event, the Tenant shall pay to the Landlord, at the times and in the manner specified by the provisions herein, (x) the Basic Rent and any Additional Rent accruing during the remainder of the Term as specified herein,
(y) less any monies received by the Landlord with respect to such remainder from such reletting. In addition, Tenant shall be liable for the cost of any attorney's fees or other expenses (including broker's fees and costs of renovation), or of any repairs or other action taken by the Landlord on account of any default by Tenant. Landlord shall be under no obligation to relet the Premises and Tenant' liability shall not be reduced for any failure to relet.

     24.4. In the event Landlord elects to terminate this Lease by reason of a default by Tenant, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rental due hereunder and any other indebtedness of Tenant to Landlord through the date of termination including any attorneys&WP1-9; fees arising from such default, plus, as damages, an amount equal to the difference between (i) the total rental hereunder for the remaining portion of the Lease Term (had such Term not been terminated by Landlord due to Tenant's default and assuming additional rent each remaining Lease year equal to the amount of additional rent for the Lease year prior to the Lease year in which the default occurs) discounted to present worth and
(ii) the then present value of the then fair rental value of the Premises for such period as determined in Landlord's reasonable opinion.

     24.5. Upon any expiration, termination or re-entry as aforesaid, neither the Tenant nor the Tenant's creditors and representatives shall thereafter have any right, legal or equitable, in or to the Center, the Premises or any portion thereof, or in or to the repossession of same, or in, to or under this Lease, and the Tenant hereby waives any and all right or redemption which may then be provided by law. The words "re-enter" and "reentry" as used in this Lease shall not be deemed to be restricted to their technical legal meaning.

     24.6. Any and all mention in this Section of the rent or rental herein reserved after the termination of this Lease as in this Section provided, or after the termination ,of the Tenant's possession by re-entry, summary dispossession or other method as herein provided, shall be deemed to refer to the Basic Rent plus all Additional Rent and such additional sums as the Tenant shall be obligated to pay to the Landlord under any of the terms, covenants and conditions of this Lease, whether or not designated or indicated herein to be payable as additional rent.

     24.7. In addition to, and not in substitution for the remedies hereinbefore provided, it Tenant shall fail to pay when due, beyond any applicable grace period, any Basic Rent, Additional Rent or any other sums due to Landlord hereunder, Landlord shall have the right to distrain therefor.

     24.8. The failure of the Landlord to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease or to exercise any right or privilege herein conferred, including but not limited to the right to collect late fees pursuant to Section 5.1 above, shall not be construed as thereafter waiving or relinquishing the Landlord's right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default. The receipt of any rent by the Landlord from the Tenant or any assignee or subtenant of the Tenant, whether the same be rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of the right of the Landlord to enforce the payment of the additional rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid the right of the Landlord at any time thereafter to elect to terminate this Lease, on account of such assignment, subletting, transferring of this Lease or arty other breach of any covenant or condition herein contained, unless evidenced by the Landlord's written waiver thereof. The acceptance of rent or

                                -21-
any other consideration by Landlord at any time shall not be deemed an accord and satisfaction, and Landlord shall have absolute discretion to apply such amounts against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid.

     SECTION 25. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be hand delivered against receipt or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed received on the day on which same were posted, whether or not actually received. Notices to the Tenant shall be addressed to the Tenant's Notice Address. Notices to the Landlord shall be addressed to National Instrument Company, c/o CRM, P.O. Box 17458, Property #409, Baltimore, Maryland 21297-1458, with a carbon copy to any other persons designated from time to time by the Landlord. Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be sent.

     SECTION 26. Tenant's Certificate. The Tenant agrees at any time and from time to time within ten (10) days after the Landlord's written request, to execute, acknowledge and deliver to the Landlord a written instrument in recordable form certifying or stating (a) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (b) Landlord's Improvements have been completed by the Landlord in accordance with Section 4 hereof (or if not so completed, stating the respects in which not completed) (c) that the Tenant has accepted possession of the Premises and the date upon which the Occupancy Term shall have commenced; (d) the dates to which rent and other charges have been paid in advance, if any; (a) whether or not to the best knowledge of the signer of such certificate the Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; and (f) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord's interest in this Lease, in the Center, or any portion or part thereof.

     SECTION 27. Ouiet Enjoyment. Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term, without hindrance or molestation by Landlord, subject to the terms hereof.

     SECTION 28. The Landlord. As used herein, the term "the Landlord" shall mean the Landlord named herein above as well as its successors and assigns, and their respective heirs, personal representatives, successors and assigns of any such subsequent owner, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as the Landlord, but any such person, whether or not named herein, shall have no liability hereunder after it shall cease to hold the title to or a leasehold interest in the said real estate, except for obligations which may have theretofore accrued. Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to this Lease or the Premises, and if the Landlord should breach or default with respect to its obligations or otherwise under this Lease, the Tenant shall look solely to the Premises and to the rents, profits and issues to be received therefrom.

     SECTION 29. The Tenant. As used herein, the term "the Tenant" shall mean the Tenant named herein above as well as its heirs, personal representatives, successors and assigns, each of which shall be under the same obligations, liabilities, and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as the Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or removed, unless the assignment to such assignee shall have been consented to in writing by the Landlord, as aforesaid.

     SECTION 30. Entire Agreement. This Lease and the Exhibits attached hereto set forth all the promises, agreements, conditions and understandings between the Landlord and the Tenant with respect to the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed and delivered by each of them. This Lease shall be governed by the law of Maryland. Tenant represents and warrants that it is duly organized, validly existing and in good standing under the laws of Maryland; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and is binding and enforceable in accordance with its terms. If two or more parties sign this Lease as Tenant, the liability of each such party hereunder shall be joint and several. Time shall be of the essence with respect to the performance by Tenant of its obligations hereunder. The headings set forth in this Lease are for convenience of reference only.

     SECTION 31. Waiver of Jury Trial. Landlord and Tenant hereby expressly waive trial by jury in any action or proceeding or counter-claim brought by either party hereto against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease, including, without limitation, the relationship between Landlord and Tenant, the use and occupancy by Tenant of the Premises, and any statutory remedy and/or claim of injury or damage regarding this Lease.

     SECTION 32. Landlord and Tenant acknowledge, represent and warrant each to the other that no broker or real estate agent brought about or was involved in the making of this Lease other than KLNB, Inc., whose commission shall be paid by Landlord, and that no other brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any other broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.

WITNESS:                     NATIONAL INSTRUMENT COMPANY, INC.



__________________________   By: ________________________ (SEAL)
                                      The Landlord

WITNESS OR ATTEST            UNIVERSAL SECURITY INSTRUMENTS, INC.



__________________________   By: _________________________ (SEAL)
                                  Name:   Michael Kovens
                                  Title: Chairman

                                      The Tenant

                            EXHIBIT D

                  Option to Extend Lease Term


In consideration of the rentals to be paid by Tenant hereunder, and provided Tenant is not in default under this Lease at the time of the exercise of the option or at the time the renewal term would take effect, Landlord grants Tenant the right and option to extend the term of this Lease ("Options") for two further periods of three (3) years each at the annual Basic Rent as set forth below in equal monthly payments in advance plus Additional Rental, as provided in the Lease, but otherwise upon the same terms and conditions as are expressed in the Lease, but without further options to renew.

    Lease Year      Annual Basic Rent     Monthly Installment
  Option Year 1        $56,450.00              $4,704.17
  Option Year 2        $58,144.00              $4,845.33
  Option Year 3        $59,888.00              $4,990.67
  Option Year 4        $61,685.00              $5,140.42
  Option Year 5        $63,535.00              $5,294.58
  Option Year 6        $65,441.00              $5,453.42

Written notice of the exercise of each option shall be given to the Landlord one hundred and eighty (180) or more days prior to the expiration of the term hereof or the first option term as the case may be, failing which, said option shall expire and be of no further force or effect.